EXHIBIT 99.1

OpenTV Reports Second Quarter 2008 Results

San Francisco, Calif., August 7, 2008 – OpenTV Corp. (NASDAQ: OPTV), a leading provider of solutions for the delivery of advanced television and advanced advertising services, today announced financial results for its second quarter ended June 30, 2008.

“Our financial results for the second quarter and first half of 2008 demonstrate the successful execution of our plan to grow our core business while improving costs and profitability,” said Chief Executive Officer, Ben Bennett. “We have continued to grow our global middleware market share as we work to deepen relationships with existing customers as well as acquire new customers and enter new markets including a recent significant customer win in Japan. On the advanced advertising side, our EclipsePlus product is beginning to be deployed by leading operators. Overall, we are on track with our plans for the year.”

Key Operating Measures of Continuing Operations

USD Millions	Three months ended June 30, 2008	Three months ended June 30, 2007		Change
Revenues	$26.8m	$23.0m		17%
Adjusted EBITDA, before unusual items	$2.5m	($1.0m	)	$3.5m
Cash, Cash Equivalents and Marketable Debt Securities	$100.4m	$73.6m		36%

Second Quarter 2008 Results

For the quarter ended June 30, 2008, revenues were $26.8 million, an increase of 17% over revenues of $23.0 million for the second quarter of 2007. Royalties and licenses revenues increased 29% to $18.2 million. Services and other revenues decreased 3% to $8.6 million. Adjusted EBITDA, before unusual items, was $2.5 million for the quarter ended June 30, 2008, compared to ($1.0) million for the second quarter of 2007.

Net income for the second quarter of 2008 was breakeven, compared to a net loss of $4.8 million, or $(0.04) per share, for the second quarter of 2007.

As of June 30, 2008, the Company recorded a balance of $31.0 million in deferred revenue, compared to $24.1 million at the end of 2007.

As of June 30, 2008, the Company had cash, cash equivalents and short and long-term marketable debt securities totaling $100.4 million, compared to $81.8 million as of December 31, 2007.

Segment Information

Revenues

•	In the second quarter of 2008, revenues from the Middleware Solutions segment were $23.5 million, compared to $20.2 million for the same period in the prior year.

•	In the second quarter of 2008, revenues from the Advertising Solutions segment were $3.3 million, compared to $2.8 million for the same period in the prior year.

Contribution Margin

•	In the second quarter of 2008, Middleware Solutions contribution margin increased by $3.5 million to $8.0 million, compared to $4.5 million for the same period in the prior year.

•	In the second quarter of 2008, Advertising Solutions contribution margin improved by $0.5 million to $0.2 million, compared to a loss of $0.3 million for the same period in the prior year.

For the second quarter of 2008, total contribution margin from the Company’s operating segments increased to $8.2 million, compared to $4.2 million in the second quarter of 2007. Unallocated corporate overhead was $5.7 million in the second quarter of 2008, $0.6 million higher than unallocated corporate overhead of $5.1 million in the second quarter of 2007.

Adjusted EBITDA before unusual items and contribution margin are non-GAAP financial measures. Reconciliations of the differences between these non-GAAP financial measures and net income (loss), which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and contribution margin and a statement of the relevance to management of this information and its possible usefulness to investors is also included at the end of this release and on the investor relations page of our Web site.

Summary of Recent Announcements

The following is a summary of key press releases issued by the Company since its last earnings announcement:

•

OpenTV announced the commercial launch by FOXTEL, Australia’s leading Pay TV operator, of the FOXTEL iQ2 platform, which is an advanced, quad-tuner, high-definition, PVR- enabled set- top box running on OpenTV Core2;

•

OpenTV announced that NBC Universal had selected the OpenTV Participate solution to power, centralize and manage cross-platform interactive television applications, including Web, mobile and set-top box, for NBC Universal’s broadcast and cable networks;

•	OpenTV announced the general availability of OpenTV EclipsePlus, its next generation campaign management solution, which provides advanced traffic and billing features to cable networks;

•	OpenTV announced that its Core2 and PVR2 middleware solutions had been selected by Brazil’s Net Serviços de Comunicação S.A., the largest cable operator in Latin America; and

•

OpenTV announced that STMicroelectronics, the world leader in set-top box chips, has joined OpenTV’s Rapid Porting Program, the OpenTV-led effort to provide rapid, high quality ports of OpenTV middleware to a wide range of chipsets and set-top boxes.

Conference Call Details

OpenTV will conduct a conference call to discuss the Company’s second quarter financial results. The details of the call are as follows:

Date and Time:	Thursday, August 7, 2008, at 5:00pm ET / 2:00pm PT
Dial-in number US:	800.798.2796
Dial-in number International:	617.614.6204
Passcode:	55 35 58 92
Participants:	Ben Bennett, Chief Executive Officer
Shum Mukherjee, Chief Financial Officer
Mark Beariault, General Counsel

To access a live Web cast of the conference call, please go to the Investor Relations section of the OpenTV Web site at www.opentv.com.

The conference call replay will be available from August 7, 2008 at 7:00pm ET / 4:00pm PT through August 21, 2008 at 11:59pm ET / 8:59pm PT.

Replay Number US:	888-286-8010
Replay Number International:	617-801-6888
Passcode:	44 79 24 44

About Segment Information

Because our business segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified from time to time to reflect technologies and applications that are newly created or that have changed, or other business conditions that evolve, each of which may result in management reassessing specific segments, the elements included therein and the methodologies used to assess segment performance.

Non-GAAP Financial Measures

“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation expense, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.

“Contribution margin,” as used in this release, is defined by the company as segment revenues less related direct or indirect allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate support, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, minority interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. These exclusions reflect costs not considered directly allocable to individual business segments and result in a definition of contribution margin that does not take into account the substantial cost of doing business.

Management believes that “Adjusted EBITDA before unusual items” and “contribution margin” are relevant and useful measures, when considered in conjunction with the comparable GAAP measures, for use by investors in evaluating the operational performance of the company. They are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin provide meaningful information because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, profit (loss) from operations, net income (loss), cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reported segment’s contribution margin to its consolidated net income (loss) as presented in the accompanying financial statements, because OpenTV believes consolidated net income (loss) is the most directly comparable financial measure presented in accordance with GAAP.

While OpenTV believes that the presentation of non-GAAP financial measures contained in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” and “contribution margin” that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: delays in the development or introduction of new versions of our products; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About OpenTV

OpenTV is one of the world’s leading providers of advanced digital television solutions and is dedicated to creating and delivering compelling viewing experiences to consumers of digital content worldwide. The company’s software has been integrated in more than 111 million digital devices around the world, and enables enhanced program guides, video-on-demand, personal video recording, enhanced television, interactive and addressable advertising, and a variety of enhanced television applications. For more information, please visit www.opentv.com.

###

Investor Contacts:	Press Contacts:

Denise Roche / Brad Edwards	Christine Oury
Brainerd Communicators	OpenTV
Tel: +1 212-986-6667	Tel: +1 415-962-5433
roche@braincomm.com	coury@opentv.com
edwards@braincomm.com

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2008	December 31, 2007 *
ASSETS
Current assets:
Cash and cash equivalents	$89,719	$58,599
Short-term marketable debt securities	7,565	20,404
Accounts receivable, net of allowance for doubtful accounts of $470 and $565 at June 30, 2008 and December 31, 2007, respectively	27,350	16,655
Prepaid expenses and other current assets	3,912	5,465

Total current assets	128,546	101,123
Long-term marketable debt securities	3,153	2,811
Property and equipment, net	6,593	6,554
Goodwill	95,084	95,082
Intangible assets, net	10,539	12,589
Other assets	2,232	1,896

Total assets	$246,147	$220,055

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,891	$2,687
Accrued liabilities	15,896	17,360
Accrued restructuring	598	883
Deferred revenue	19,283	14,992

Total current liabilities	38,668	35,922
Accrued liabilities, net of current portion	1,945	2,764
Accrued restructuring, net of current portion	1,247	1,297
Deferred revenue, net of current portion	11,690	9,142

Total liabilities	53,550	49,125
Commitments and contingencies
Minority interest	435	451
Shareholders’ equity:
Preference shares, no par value, 500,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, no par value, 500,000,000 shares authorized; 109,328,996 and 109,657,613 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	2,235,396	2,234,614
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,206,154 shares issued and outstanding at June 30, 2008 and December 31, 2007	35,953	35,953
Additional paid-in capital	515,121	500,162
Accumulated other comprehensive loss	(535)	(141)
Accumulated deficit	(2,593,773)	(2,600,109)

Total shareholders’ equity	192,162	170,479

Total liabilities, minority interest and shareholders’ equity	$246,147	$220,055

*	The condensed consolidated balance sheet at December 31, 2007 has been derived from the company's audited consolidated financial statements at that date.

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Royalties and licenses	$18,196	$14,066	$40,417	$31,927
Services and other	8,627	8,935	20,211	16,143

Total revenues	26,823	23,001	60,628	48,070
Cost of revenues:
Royalties and licenses	1,323	1,934	2,746	3,701
Services and other	10,018	9,965	20,091	19,208

Total cost of revenues	11,341	11,899	22,837	22,909

Gross profit	15,482	11,102	37,791	25,161
Operating expenses:
Research and development	8,447	7,754	17,739	16,327
Sales and marketing	2,332	2,993	4,685	5,889
General and administrative	4,539	4,695	10,910	10,121
Restructuring and impairment costs	581	(28)	581	(28)
Amortization of intangible assets	185	510	370	1,020

Total operating expenses	16,084	15,924	34,285	33,329

Profit (loss) from operations	(602)	(4,822)	3,506	(8,168)
Interest income	637	745	1,353	1,246
Other income (expense)	384	(123)	2,230	(50)
Minority interest	8	9	16	17

Income (loss) before income taxes	427	(4,191)	7,105	(6,955)
Income tax expense	406	578	769	839

Net income (loss) from continuing operations	21	(4,769)	6,336	(7,794)
Discontinued operations:
Net loss from discontinued operations	—	(95)	—	(214)

Net income (loss)	$21	$(4,864)	$6,336	$(8,008)

Net income (loss) per share from continuing operations, basic	$—	$(0.04)	$0.05	$(0.06)
Net loss per share from discontinued operations, basic	—	—	—	—

Net income (loss) per share, basic	$—	$(0.04)	$0.05	$(0.06)

Net income (loss) per share from continuing operations, diluted	$—	$(0.04)	$0.05	$(0.06)
Net loss per share from discontinued operations, diluted	—	—	—	—

Net income (loss) per share, diluted	$—	$(0.04)	$0.05	$(0.06)

Shares used in per share calculation, basic	139,632,228	138,659,811	139,710,747	138,576,223

Shares used in per share calculation, diluted	140,340,755	138,659,811	140,425,226	138,576,223

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$6,336	$(8,008)
Less: Loss from discontinued operations	—	(214)

Net income (loss) from continuing operations	6,336	(7,794)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,076	1,871
Amortization of intangible assets	2,050	3,402
Share-based compensation	1,841	2,270
Non-cash employee compensation	8	76
Provision for (reduction of) doubtful accounts	(95)	245
Gain on sale of cost investment	(143)	—
Loss on disposal of fixed assets	—	2
Minority interest	(16)	(17)
Changes in operating assets and liabilities:
Accounts receivable	(10,600)	1,222
Prepaid expenses and other current assets	(411)	(29)
Other assets	(336)	938
Accounts payable	204	(1,162)
Accrued liabilities	(2,283)	(3,333)
Accrued restructuring	(335)	(301)
Deferred revenue	6,839	7,212

Net cash provided by operating activities of continuing operations	5,135	4,602
Net cash provided by operating activities of discontinued operations	—	176

Total net cash provided by operating activities	5,135	4,778
Cash flows from investing activities:
Purchase of property and equipment	(2,030)	(1,371)
Proceeds from sale of cost investment	1,882	—
Proceeds from sale of marketable debt securities	16,009	6,995
Purchase of marketable debt securities	(3,644)	(19,186)

Net cash provided by (used in) investing activities of continuing operations	12,217	(13,562)
Net cash provided by (used in) investing activities of discontinued operations	225	(20)

Total net cash provided by (used in) investing activities	12,442	(13,582)
Cash flows from financing activities:
Repurchase of employee stock options	—	(167)
Repurchase of restricted shares	(454)	—
Capital contribution	14,333	5,395
Proceeds from issuance of ordinary shares	11	236

Net cash provided by financing activities of continuing operations	13,890	5,464
Effect of exchange rate changes on cash and cash equivalents of continuing operations	(347)	(35)
Effect of exchange rate changes on cash and cash equivalents of discontinued operations	—	42

Total effect of exchange rate changes on cash and cash equivalents	(347)	7

Net increase (decrease) in cash and cash equivalents of continuing operations	30,895	(3,531)
Net increase in cash and cash equivalents of discontinued operations	225	198

Net increase (decrease) in cash and cash equivalents	31,120	(3,333)
Cash and cash equivalents, beginning of period, of continuing operations	58,599	48,309
Cash and cash equivalents, beginning of period, of discontinued operations	—	307

Cash and cash equivalents, beginning of period	58,599	48,616

Cash and cash equivalents, end of period, of continuing operations	89,719	44,778
Cash and cash equivalents, end of period, of discontinued operations	—	505

Cash and cash equivalents, end of period	$89,719	$45,283

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(1,105)	$(1,004)

Non-cash investing and financing activities:
Conversion of exchangeable shares	$2	$42

OPENTV CORP.

UNAUDITED SEGMENT INFORMATION AND RECONCILIATION OF

CONTRIBUTION MARGIN AND ADJUSTED EBITDA TO NET INCOME / (LOSS)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Middleware solutions
Royalties and licenses	$16,676	$12,976	$37,209	$29,527
Services and other	6,866	7,239	16,396	12,471

Subtotal - Middleware solutions	23,542	20,215	53,605	41,998
Advertising solutions
Royalties and licenses	1,520	1,090	3,208	2,400
Services and other	1,761	1,696	3,815	3,672

Subtotal - Advertising solutions	3,281	2,786	7,023	6,072

Total revenues	$26,823	$23,001	$60,628	$48,070

Contribution margin (loss):
Middleware solutions	$7,940	$4,498	$21,608	$11,079
Advertising solutions	233	(313)	919	(858)

Total contribution margin	8,173	4,185	22,527	10,221
Unallocated corporate support	(5,693)	(5,167)	(12,465)	(10,798)

Adjusted EBITDA before unusual items	2,480	(982)	10,062	(577)
Restructuring and impairment costs	(581)	28	(581)	28

Adjusted EBITDA	1,899	(954)	9,481	(549)
Depreciation and amortization	(1,042)	(952)	(2,076)	(1,871)
Amortization of intangible assets	(1,025)	(1,701)	(2,050)	(3,402)
Share-based and non-cash compensation	(434)	(1,215)	(1,849)	(2,346)
Interest income	637	745	1,353	1,246
Other income (expense)	384	(123)	2,230	(50)
Minority interest	8	9	16	17

Income (loss) before income taxes	427	(4,191)	7,105	(6,955)
Income tax expense	406	578	769	839

Net income (loss) from continuing operations	21	(4,769)	6,336	(7,794)
Discontinued operations:
Net loss from discontinued operations	—	(95)	—	(214)

Net income (loss)	$21	$(4,864)	$6,336	$(8,008)